Exhibit 99.1

PAINCARE RECEIVES NOTICE FROM AMERICAN STOCK EXCHANGE

ORLANDO, Fla. – (PR NEWSWIRE) – August 22, 2007 – PainCare Holdings, Inc. (AMEX:PRZ), one of the nation’s leading providers of pain-focused medical and surgical solutions and services, today announced that it received a letter from the American Stock Exchange (“the AMEX”) on August 16, 2007, notifying the Company that its delay in filing its Form 10-Q for the three and six months ended June 30, 2007, constitutes a failure to comply with the continued listing standards set forth in Sections 134 and 1101 of the AMEX Company Guide.

On Thursday, August 16, 2007, PainCare released a news announcement reflecting its comparative results for the second quarter and year-to-date reporting periods. The associated Form 10-Q is expected to be filed with the U.S. Securities and Exchange Commission on or before August 30, 2007, upon completion of its review by the Company’s independent audit firm. As noted in the aforementioned news announcement, PainCare could not complete the Form 10-Q within the prescribed time because the Company effected numerous dispositions of physician practices during the second quarter resulting in the need for additional time to complete the associated accounting and financial reporting.

To the extent PainCare is unable to file its Form 10-Q by August 30, 2007, it will submit a plan of compliance advising the AMEX of actions it has taken or will take to return to compliance with the continued listing standards.

About PainCare Holdings, Inc.

Headquartered in Orlando, Florida, PainCare Holdings, Inc. is one of the nation’s leading providers of pain-focused medical and surgical solutions and services. Through its proprietary network of acquired or managed physician practices, and in partnership with independent physician practices and medical institutions throughout the United States and Canada, PainCare is committed to utilizing the most advanced science and technologies to diagnose and treat pain stemming from neurological and musculoskeletal conditions and disorders.

Through its wholly owned subsidiary, Caperian, Inc., PainCare offers medical real estate and development services. Through Integrated Pain Solutions, the Company is engaged in pioneering the nation’s first managed services organization that offers a multi-disciplinary healthcare network focused on the treatment of pain. For more information on PainCare Holdings, please visit www.paincareholdings.com.

This press release contains forward-looking statements that may be subject to various risks and uncertainties. Such forward-looking statements are made pursuant to the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995 and are made based on management’s current expectations or beliefs as well as assumptions made by, and information currently available to, management. These forward-looking statements, which may include statements regarding our future financial performance or results of operations, including expected revenue growth, cash flow growth, future expenses, future operating margins and other future or expected performance, are subject to the following risks: the acquisition of businesses or the launch of new lines of business, which could increase operating expenses and dilute operating margins; the inability to attract new patients by our owned practices, the managed practices and the limited management practice; increased competition, which could lead to negative pressure on our pricing and the need for increased marketing; the inability to maintain, establish or renew relationships with physician practices, whether due to competition or other factors; the inability to comply with regulatory requirements governing our owned practices, the managed practices and the limited management practices; that projected operating efficiencies will not be achieved due to implementation difficulties or contractual spending commitments that cannot be reduced; and to the general risks associated with our businesses.

In addition to the risks and uncertainties discussed above you can find additional information concerning risks and uncertainties that would cause actual results to differ materially from those projected or suggested in the forward-looking statements in the reports that we have filed with the Securities and Exchange Commission. The forward-looking statements contained in this press release represent our judgment as of the date of this release and you should not unduly rely on such statements. Unless otherwise required by law, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise after the date of this press release. In light of these risks and uncertainties, the forward-looking events and circumstances discussed in the filing may not occur, and actual results could differ materially from those anticipated or implied in the forward-looking statements.

FOR MORE INFORMATION, PLEASE CONTACT:

Media Relations

Suzanne Beranek, APR, Beranek Communications, LLC

407-475-0763 or via email at suzanne@beranekcommunications.com

Investor/Shareholder Relations

Elite Financial Communications Group, LLC

Dodi Handy, President and CEO, or

Daniel Conway, Chief Strategist

407-585-1080 or via email at prz@efcg.net